UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Hospitality Properties Trust

(Exact Name of Registrant as Specified in Its Charter)

Maryland	04-6558834
(State of Organization)	(IRS Employer Identification No.)
400 Centre Street, Newton, MA	02458
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box:   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box:   ☐

Securities Act registration statement file number to which this form relates:                (if applicable).

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
7% Series C Cumulative Redeemable Preferred Shares	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1.  Description of Registrant’s Securities to be Registered.

A description of the 7% Series C Cumulative Redeemable Preferred Shares, without par value (the “Series C Preferred Shares”), of Hospitality Properties Trust (the “Registrant”) is contained in the Prospectus dated September 1, 2006 (File No. 333-137073), as supplemented by the Prospectus Supplement dated February 15, 2007 filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended. Such Prospectus, as so supplemented, is incorporated herein by reference.

Item 2.  Exhibits

Exhibit
Number	Description of Exhibit

1.1

Composite copy of Amended and Restated Declaration of Trust dated August 21, 1995, as amended to date, of the Registrant. (INCORPORATED BY REFERENCE TO THE REGISTRANT’S CURRENT REPORT ON FORM 8-K DATED MAY 23, 2007)

1.2

Articles Supplementary dated June 2, 1997 creating the Junior Participating Preferred Shares. (INCORPORATED BY REFERENCE TO THE REGISTRANT’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997)

1.3	Articles Supplementary dated May 16, 2000. (INCORPORATED BY REFERENCE TO THE REGISTRANT’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000)
1.4

Articles Supplementary dated December 9, 2002 relating to the 8.875% Series B Cumulative Redeemable Preferred Shares. (INCORPORATED BY REFERENCE TO THE REGISTRANT’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002)

1.5

Articles Supplementary dated February 15, 2007 relating to the 7% Series C Cumulative Redeemable Preferred Shares. (INCORPORATED BY REFERENCE TO THE REGISTRANT’S CURRENT REPORT ON FORM 8-K DATED FEBRUARY 15, 2007)

1.6	Composite Copy of Amended and Restated By-Laws, as amended to date, of the Registrant. (INCORPORATED BY REFERENCE TO THE REGISTRANT’S CURRENT REPORT ON FORM 8-K DATED MARCH 10, 2004)
1.7

Rights Agreement, dated as of May 20, 1997, between the Registrant and State Street Bank and Trust Company, as Rights Agent. (INCORPORATED BY REFERENCE TO THE REGISTRANT’S CURRENT REPORT ON FORM 8-K DATED MAY 29, 1997)

1.8

Appointment of Successor Rights Agent, dated as of December 13, 2004, by and between the Registrant and Wells Fargo Bank, National Association. (INCORPORATED BY REFERENCE TO THE REGISTRANT’S CURRENT REPORT ON FORM 8-K DATED DECEMBER 13, 2004)

1.9	Form of Common Share Certificate. (INCORPORATED BY REFERENCE TO THE REGISTRANT’S REGISTRATION STATEMENT ON FORM S-11 (FILE NO. 33-92330))
1.10	Form of temporary 8.875% Series B Cumulative Redeemable Preferred Share Certificate. (INCORPORATED BY REFERENCE TO THE REGISTRANT’S CURRENT REPORT ON FORM 8-K DATED DECEMBER 5, 2002)
1.11	Form of temporary 7% Series C Cumulative Redeemable Preferred Share Certificate. (INCORPORATED BY REFERENCE TO THE REGISTRANT’S CURRENT REPORT ON FORM 8-K DATED FEBRUARY 15, 2007)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HOSPITALITY PROPERTIES TRUST

Date: February 16, 2007	By:	/s/ Mark L. Kleifges
Mark L. Kleifges
Treasurer and Chief Financial Officer